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                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]
                                                                  EXHIBIT 8.1

                                  May 22, 1996




Board of Directors
BJ Services Company
5500 Northwest Central Drive
Houston, Texas  77092

                 Re:      BJ Services Company
                          Offering of $125,000,000 7% Series B Notes Due 2006

Gentlemen:

                 We have acted as counsel for BJ Services Company (the "Company") in connection with the Company's Registration Statement on Form S-4 (No. 333-02287) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $125,000,000 principal amount of 7% Series B Notes due 2006.

                 We have reviewed the information contained in the Registration Statement under the caption "Certain Federal Income Tax Consequences," and it is our opinion that such information is correct to the extent that it constitutes matters of law or legal conclusions. Pursuant to the provisions of Rule 436(a) of the rules and regulations of the Securities and Exchange Commission under the Securities Act, we hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to our being named as an expert with respect to tax matters therein.

                                        Very truly yours,



                                        /s/ Andrews & Kurth L.L.P.